Exhibit 99.1

FOR IMMEDIATE RELEASE	NR09-10

DYNEGY ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

•	Lower realized power prices partially offset by higher overall production volumes

o	First quarter Adjusted EBITDA of $198 million down 16 percent period-over-period

o	Net loss attributable to Dynegy Inc. of $335 million primarily reflects $433 million in goodwill impairment charges, partially offset by mark-to-market gains

•	Capital structure includes liquidity of approximately $2.1 billion as of May 1, made up of $829 million of cash and $1.3 billion of availability under the company’s credit facility

•	2009 guidance update

HOUSTON (May 7, 2009) – Dynegy Inc. (NYSE: DYN) today announced that Adjusted EBITDA for the first quarter 2009 was $198 million, compared to $237 million for the first quarter 2008.  The decrease in Adjusted EBITDA is largely related to lower realized power prices year-over-year.  The company also reported a net loss attributable to Dynegy Inc. of $335 million or ($0.40) per diluted share for the first quarter 2009, compared to a net loss of $152 million or ($0.18) per diluted share for the first quarter 2008.  The increased net loss in the first quarter 2009 was primarily driven by $433 million in nondeductible goodwill impairment charges, which were incurred to align the book values of assets with market values.  This was partially offset by $169 million in mark-to-market gains ($105 million after tax) related to the impact of falling power prices on certain forward power sales, compared to mark-to-market losses of $284 million ($173 million after tax) in the first quarter 2008.

“During the first quarter 2009, our financial results were impacted significantly by a steep decline in power prices.  However, despite the economic downturn, our overall production volumes increased almost 10 percent year-over-year, which partially offset the impact of declining power prices,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc.  “This increase in volumes was due to stronger run-times from our Midwest and Northeast natural gas combined-cycle facilities, as well as our dual-fuel plant in New York, and points to the benefits of our diverse portfolio and our focus on being in position to capture market opportunities.

- more -

“Given the weak near-term pricing outlook, we have increased our contracted positions for expected generation volumes to over 95 percent for 2009,” Williamson added.  “This strategy is intended to protect cash flows and add predictability to near-term earnings, while leaving us relatively open in the longer term to take advantage of expected stronger pricing.  In support of this strategy is a capital structure that includes available liquidity of approximately $2.1 billion, with cash-on-hand of $829 million, and no significant near-term debt maturities.”

A comparison of the company’s first quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts).  The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy's business on an ongoing basis.  Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 to our Current Report on Form 8-K filed with the SEC on May 7, 2009, which is available on the company’s website at www.dynegy.com.  Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.

	Three Months Ended 03/31/2009 (unaudited)	Three Months Ended 03/31/2008 (unaudited)
Basic Loss Per Share Attributable to Dynegy Inc.	$(0.40)	$(0.18)
Diluted Loss Per Share Attributable to Dynegy Inc.	$(0.40)	$(0.18)

Net Loss Attributable to Dynegy Inc.	$(335)	$(152)
Add Back:
Income Tax Expense (Benefit)	85	(97)
Interest Expense	98	109
Depreciation and Amortization Expense	92	93
EBITDA	(60)	(47)
Plus / (Less):
Goodwill Impairment Charges	433	-
Impairment, Exclusive of Goodwill	5	-
Sandy Creek Mark-to-Market Gains	(10)	-
EBITDA from Discontinued Operations	(1)	-
Mark-to-Market (Gains) Losses, Net	(169)	284
Adjusted EBITDA	$198	$237

Power Generation

Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 8,400 megawatts of generation capacity; the West, with approximately 5,500 megawatts of generation capacity; and the Northeast, with approximately 3,800 megawatts of generation capacity.

- more -

Adjusted EBITDA from the power generation segments was $229 million for the first quarter 2009, compared to $248 million for the first quarter 2008.

Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income as the most directly comparable GAAP measure.  The operating loss from the power generation segments was $130 million for the first quarter 2009 compared to an operating loss of $126 million for the first quarter 2008.  The operating loss during the first quarter 2009 included $433 million in goodwill impairment charges allocated across the company’s three business segments. The goodwill impairment charges resulted from an impairment test that compared book values to market values. In light of the significant drop in forward power prices, further deterioration in economic conditions and a continued decline in the company’s market capitalization, we concluded that the fair value of the company had declined, resulting in a write-off of goodwill.  These goodwill impairment charges were partially offset by $169 million in mark-to-market gains.  During the first quarter 2008, the power generation segments had mark-to-market losses of $284 million.

The following factors influenced the quarter’s results as compared to the first quarter 2008.  Please read the accompanying schedules to this news release for additional information.

•	Midwest – Lower realized power prices, partially offset by increased volumes due to lower natural gas costs and higher market-implied heat rates that benefited natural gas combined-cycle facilities.
•	West – Milder weather and compressed realized spark spreads led to lower volumes.
•
Northeast – Lower realized power prices, partially offset by increased volumes due to weather-driven demand and higher market-implied heat rates that benefited the company’s fuel oil-fired facility and natural gas combined-cycle facilities.

Adjusted Cash Flow from Operations for generation was $258 million for the three months ended March 31, 2009, while maintenance and environmental capital expenditures were $28 million and $82 million, respectively.  Adjusted Cash Flow from Operations for generation was $236 million for the three months ended March 31, 2008, while maintenance and environmental capital expenditures were $17 million and $46 million, respectively.  Adjusted Free Cash Flow from the power generation business was $148 million for the three months ended March 31, 2009, as compared to $173 million for the three months ended March 31, 2008.

- more –

On a GAAP basis, Cash Flow from Operations for generation was $255 million for the three months ended March 31, 2009, and $234 million for the three months ended March 31, 2008.  Net cash used in investing activities was $161 million for the three months ended March 31, 2009, and $95 million for the three months ended March 31, 2008.  Net cash provided by financing activities was $25 million for the three months ended March 31, 2009, and $50 million for the three months ended March 31, 2008.

Other

Other primarily consists of general and administrative expenses, partially offset by interest income.  In Other, the company reported a $31 million Adjusted loss before interest, taxes and depreciation and amortization ($37 million operating loss) during the first quarter 2009, compared to an Adjusted loss of $11 million ($24 million operating loss) during the first quarter 2008.  During the first quarter 2008, Other included the release of a $9 million liability associated with an assignment of a natural gas transportation contract, as well as the release of an $8 million sales and use tax liability.

Consolidated Interest Expense and Taxes

The company’s interest expense totaled $98 million for the first quarter 2009, compared to $109 million for the first quarter 2008.  The lower interest expense in 2009 was primarily due to lower interest rates.  The first quarter 2009 income tax expense from continuing operations was $85 million, compared to an income tax benefit from continuing operations of $96 million for the first quarter 2008.

Liquidity

As of March 31, 2009, Dynegy’s liquidity was approximately $1.9 billion.  This consisted of $722 million in cash on hand and approximately $1.2 billion in unused availability under the company’s credit facility.

As of May 1, 2009, liquidity increased to approximately $2.1 billion, which consisted of $829 million in cash on hand and approximately $1.3 billion in unused availability under the company’s credit facility.  The increase in cash on hand reflects the proceeds from the completed sale of the Heard County facility on April 30.

- more -

Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $188 million for the three months ended March 31, 2009.  There was a cash inflow of $258 million from the power generation business, offset by outflows of $70 million in Other resulting primarily from interest payments and general and administrative expenses, net of interest income.

For the three months ended March 31, 2009, Dynegy’s Adjusted Free Cash Flow was an inflow of $76 million.  Capital expenditures included maintenance and environmental capital expenditures of $30 million and $82 million, respectively, the latter of which reflects the company’s continuing investment in environmental upgrades.

For the three months ended March 31, 2008, Dynegy’s Adjusted Free Cash Flow was an inflow of $99 million.  This consisted of Adjusted Cash Flow from Operations of $165 million, offset by maintenance and environmental capital expenditures of $20 million and $46 million, respectively.

On a GAAP basis, Cash Flow from Operations for the three months ended March 31, 2009 and March 31, 2008 was $165 million and $146 million, respectively.  Net cash used in investing activities for the three months ended March 31, 2009 and March 31, 2008 was $161 million and $95 million, respectively.  Net cash provided by financing activities for the three months ended March 31, 2009 and March 31, 2008 was $25 million and $50 million, respectively.

2009 Guidance Estimates

Guidance ranges have been reduced from the previous ranges presented on February 26, 2009, primarily to reflect lower commodity and capacity prices, the accelerated timing of a Moss Landing plant outage from 2010 to 2009 and basis differentials, partially offset by the expansion of heat rates.  The acceleration of the plant outage to 2009 also increased maintenance capital expenditures.

The estimates are:

•	A range of Adjusted EBITDA of $680 million to $740 million;
•	A range of Adjusted Cash Flow from Operations of $140 million to $200 million; and
•	A range of Adjusted Free Cash Flow of $(360) million to $(300) million.

The guidance estimates for the most directly comparable measures on a GAAP basis include:

•	A range of Net Loss of $(520) million to $(480) million;
•	A range of Cash Flow from Operations of $110 million to $170 million;
•	Net Cash used in Investing Activities of $(230) million; and
•	Net Cash provided by Financing Activities of $25 million.

- more -

These estimates reflect quoted forward commodity price curves as of April 7, 2009.  These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational activities.

Investor Conference Call/Web Cast

Dynegy will discuss its first quarter 2009 financial results during an investor conference call and web cast today, May 7, 2009, at 9 a.m. ET/8 a.m. CT.  Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 17,700 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.

Certain statements included in this news release are intended as “forward-looking statements.”  These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: any statements regarding anticipated earnings or cash flows; Dynegy’s commercial strategy; and Dynegy’s estimated financial results for 2009.  Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates; Dynegy’s capital resources and available liquidity may be negatively impacted by market forces beyond its control, reducing capital available for discretionary or other purposes; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy and impact its ability to continue to satisfy its credit agreement financial covenants; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses.  More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Current Reports, which are available free of charge on the SEC’s web site at www.sec.gov or at www.dynegy.com.  Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law. DYNC

- more -

DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$904	$543
Cost of sales	(381)	(451)
Operating and maintenance expense, exclusive of depreciation and amortization shown separately below	(122)	(111)
Depreciation and amortization expense	(92)	(92)
Goodwill impairments	(433)	-
Impairment and other charges, exclusive of goodwill impairments shown separately above	(5)	-
General and administrative expenses	(38)	(39)
Operating loss	(167)	(150)

Earnings (losses) from unconsolidated investments	8	(9)
Interest expense	(98)	(109)
Other income and expense, net	4	20
Loss from continuing operations before income taxes	(253)	(248)

Income tax (expense) benefit	(85)	96
Loss from continuing operations	(338)	(152)

Income from discontinued operations, net of tax	1	-
Net loss	(337)	(152)

Less: Net loss attributable to the noncontrolling interest	(2)	-
Net loss attributable to Dynegy Inc.	$(335)	$(152)

Basic loss per share:
Loss from continuing operations attributable to Dynegy Inc. (1)	$(0.40)	$(0.18)
Income from discontinued operations attributable to Dynegy Inc.	-	-
Basic loss per share attributable to Dynegy Inc.	$(0.40)	$(0.18)

Diluted loss per share:
Loss from continuing operations attributable to Dynegy Inc. (1)	$(0.40)	$(0.18)
Income from discontinued operations attributable to Dynegy Inc.	-	-
Diluted loss per share attributable to Dynegy Inc.	$(0.40)	$(0.18)

Basic shares outstanding	841	839
Diluted shares outstanding	843	841

(1)	A reconciliation of basic loss per share from continuing operations attributable to Dynegy Inc. to diluted loss per share from continuing operations attributable to Dynegy Inc. is presented below.

	Three Months Ended
	March 31,
	2009	2008

Loss from continuing operations	$(338)	$(152)
Less: Net loss attributable to the noncontrolling interest	(2)	-
Loss from continuing operations attributable to Dynegy Inc. for basic and diluted loss per share	$(336)	$(152)

Basic weighted-average shares	841	839

Effect of dilutive securities:
Stock options and restricted stock	2	2
Diluted weighted-average shares	843	841

Loss per share from continuing operations attributable to Dynegy Inc.:
Basic	$(0.40)	$(0.18)

Diluted (2)	$(0.40)	$(0.18)

(2)
When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three months ended March 31, 2009 and 2008.

- more -

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(335)
Plus / (Less):
Income tax expense (5)					85
Interest expense					98
Depreciation and amortization expense					92
EBITDA (1)	$256	$(257)	$(28)	$(31)	$(60)
Plus / (Less):
Impairments (2)	81	260	97	-	438
Sandy Creek mark-to-market gains (3)	-	(10)	-	-	(10)
EBITDA from discontinued operations	-	(1)	-	-	(1)
Mark-to-market losses (gains), net	(169)	29	(29)	-	(169)
Adjusted EBITDA (1)	$168	$21	$40	$(31)	$198

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$200	$(287)	$(43)	$(37)	$(167)
Earnings from unconsolidated investments	-	7	-	1	8
Other items, net	2	-	-	2	4
Net loss attributable to the noncontrolling interest	2	-	-	-	2
Depreciation and amortization expense	52	22	15	3	92
EBITDA from continuing operations	256	(258)	(28)	(31)	(61)
EBITDA from discontinued operations (4)	-	1	-	-	1
EBITDA	$256	$(257)	$(28)	$(31)	$(60)

(2)
We recognized pre-tax charges of approximately $438 million ($436 million after-tax) related to impairments.  These charges consist of pre-tax charges of approximately $433 million ($433 million after-tax) related to impairments of our goodwill and a pre-tax charge of approximately $5 million ($3 million after-tax) related to the impairment of our Bluegrass power generation facility due to a decline in the fair value as a result of changes in market conditions.  These charges are included in Goodwill impairments and Impairment and other charges on our Reported Unaudited Condensed Consolidated Statement of Operations and will be further described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009.

(3)
We recognized pre-tax income of approximately $10 million ($6 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps.  This income is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statement of Operations.

(4)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Income tax expense from discontinued operations	-
Income from discontinued operations, net of tax	$1

(5)	Includes an additional expense primarily due to nondeductible goodwill and $21 million due to a change in state income tax law.

- more -

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(152)
Plus / (Less):
Income tax benefit					(97)
Interest expense					109
Depreciation and amortization expense					93
EBITDA (1)	$(6)	$(28)	$(2)	$(11)	$(47)
Plus / (Less):
Mark-to-market losses, net	193	47	44	-	284
Adjusted EBITDA (1)	$187	$19	$42	$(11)	$237

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(59)	$(46)	$(21)	$(24)	$(150)
Losses from unconsolidated investments	-	(5)	-	(4)	(9)
Other items, net	-	-	6	14	20
Depreciation and amortization expense	53	23	13	3	92
EBITDA from continuing operations	(6)	(28)	(2)	(11)	(47)
EBITDA from discontinued operations (2)	-	-	-	-	-
EBITDA	$(6)	$(28)	$(2)	$(11)	$(47)

(2)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$-
Depreciation and amortization expense from discontinued operations	(1)
Income tax benefit from discontinued operations	1
Income from discontinued operations, net of tax	$-

- more -

DYNEGY INC.
SUMMARY CASH FLOW INFORMATION (1)
(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2009			Three Months Ended March 31, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$229	$(31)	$198	$248	$(11)	$237
Interest payments	-	(30)	(30)	-	(41)	(41)
Cash taxes	-	1	1	-	(10)	(10)
Collateral (3)	17	-	17	(54)	-	(54)
Working capital / non-cash adjustments / other changes	12	(10)	2	42	(9)	33
Adjusted Cash Flow from Operations (4)	258	(70)	188	236	(71)	165
Maintenance capital expenditures	(28)	(2)	(30)	(17)	(3)	(20)
Environmental capital expenditures	(82)	-	(82)	(46)	-	(46)
Adjusted Free Cash Flow (4)	$148	$(72)	$76	$173	$(74)	$99

Net cash used in Investing Activities			$(161)			$(95)

Net cash provided by Financing Activities			$25			$50

(1)
This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow.  We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements.  This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.  Such reconciliations of these non-GAAP financial measures to GAAP measures can be found below.

(2)
Adjusted EBITDA is a non-GAAP financial measure.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  Please see Reported Segmented Results of Operations for the three months ended March 31, 2009 and 2008 for a reconciliation of Adjusted EBITDA to Net loss attributable to Dynegy Inc.

(3)	Collateral includes the effect of cash inflows and outflows arising from the daily settlements of our exchange-traded or brokered commodity futures positions held with our futures clearing manager.

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	Three Months Ended March 31, 2009			Three Months Ended March 31, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Cash Flow from Operations	$255	$(90)	$165	$234	$(88)	$146
Legal and regulatory payments	3	1	4	2	17	19
Payment for JV Dissolution	-	19	19	-	-	-
Adjusted Cash Flow from Operations	258	(70)	188	236	(71)	165
Maintenance capital expenditures	(28)	(2)	(30)	(17)	(3)	(20)
Environmental capital expenditures	(82)	-	(82)	(46)	-	(46)
Adjusted Free Cash Flow	$148	$(72)	$76	$173	$(74)	$99

- more -

DYNEGY INC.
OPERATING DATA

	Three Months Ended
	March 31,
	2009	2008
GEN - MW
Million Megawatt Hours Generated	6.5	5.9
In Market Availability for Coal Fired Facilities (1)	86%	82%
Average Capacity Factor for Combined Cycle Facilities (2)	30%	10%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$39	$68
Commonwealth Edison (NI Hub)	$40	$68
PJM West	$55	$79
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$11	$9

GEN - WE
Million Megawatt Hours Generated (5) (6)	1.5	2.4
Average Capacity Factor for Combined Cycle Facilities (2)	26%	37%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$40	$80
Palo Verde	$34	$70
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$6	$18
Palo Verde	$5	$9

GEN - NE
Million Megawatt Hours Generated	3.1	1.9
In Market Availability for Coal Fired Facilities (1)	97%	94%
Average Capacity Factor for Combined Cycle Facilities (2)	48%	24%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$62	$97
New York - Zone A	$47	$68
Mass Hub	$59	$90
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$10	$4
Mass Hub	$15	$19
Fuel Oil	$(9)	$(35)

Average Natural Gas Price - Henry Hub ($/MMBtu) (7)	$4.58	$8.58

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

(4)
Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to the Company.

(5)	Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three months ended March 31, 2009 and 2008, respectively.

(6)	Excludes less than 0.1 million MWh generated by our Calcasieu power generation facility, which we sold on March 31, 2008, for the three months ended March 31, 2008.

(7)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

- more -

DYNEGY INC.
2009 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin (2) (3)	$825	$865	$285	$305	$270	$290	$1,380	$1,460	$-	$-	1,380	1,460
Operating Expenses	(220)	(230)	(145)	(150)	(185)	(190)	(550)	(570)	-	-	(550)	(570)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Losses From Unconsolidated Investments	-	-	-	-	-	-	-	-	-	-	-	-
Other Items, Net	-	-	-	-	-	-	-	-	25	25	25	25
Adjusted EBITDA (2) (3)	$605	$635	$140	$155	$85	$100	$830	$890	$(150)	$(150)	$680	$740

2009 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN		OTHER		Total
Adjusted EBITDA (2)	$830	$890	$(150)	$(150)	$680	$740
Cash Interest Payments	-	-	(415)	(415)	(415)	(415)
Cash Tax Payments	-	-	(5)	(5)	(5)	(5)
Collateral	(85)	(85)	-	-	(85)	(85)
Working Capital / Other Changes	(40)	(40)	5	5	(35)	(35)
Adjusted Cash Flow from Operations (4)	705	765	(565)	(565)	140	200
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow (4)	$215	$275	$(575)	$(575)	$(360)	$(300)

Net Cash Used in Investing Activities					$(230)	$(230)

Net Cash Provided by Financing Activities					$25	$25

(1)
2009 estimates are based on quoted forward commodity price curves using a $4.20/MMBtu gas price.  Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2009 and forward adjusted EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)
EBITDA, Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  Reconciliations of consolidated EBITDA and Adjusted EBITDA to Net Loss and Adjusted Gross Margin to Operating Income (loss) are presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating Income (loss) as the most directly comparable GAAP measure.  Accordingly, a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (loss) on a segment level is also presented below.

(3)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total

Operating Income (Loss)	$250	$280	$(215)	$(200)	$(80)	$(65)	$(45)	$15	$(185)	$(185)	$(230)	$(170)
Losses From Unconsolidated Investments	-	-	-	-	-	-	-	-	-	-	-	-
Other Items, Net	-	-	-	-	-	-	-	-	25	25	25	25
Add: Depreciation and Amortization Expense	235	235	85	85	60	60	380	380	10	10	390	390
EBITDA	$485	$515	$(130)	$(115)	$(20)	$(5)	$335	$395	$(150)	$(150)	$185	$245
Plus / (Less):
Impairments	$80	$80	$260	$260	$100	$100	$440	$440	$-	$-	$440	$440
Sandy Creek Mark-to-Market Gains	-	-	(10)	(10)	-	-	(10)	(10)	-	-	(10)	(10)
EBITDA from Discontinued Operations	-	-	-	-	-	-	-	-	-	-	-	-
Mark-to-Market Losses	40	40	20	20	5	5	65	65	-	-	65	65
Adjusted EBITDA	$605	$635	$140	$155	$85	$100	$830	$890	$(150)	$(150)	$680	$740

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin	$825	$865	$285	$305	$270	$290	$1,380	$1,460	$-	$-	$1,380	$1,460
Impairments	(80)	(80)	(260)	(260)	(100)	(100)	(440)	(440)	-	-	(440)	(440)
Sandy Creek Mark-to-Market Gains	-	-	10	10	-	-	10	10	-	-	10	10
EBITDA from Discontinued Operations	-	-	-	-	-	-	-	-	-	-	-	-
Mark-to-Market Losses	(40)	(40)	(20)	(20)	(5)	(5)	(65)	(65)	-	-	(65)	(65)
Operating Expenses	(220)	(230)	(145)	(150)	(185)	(190)	(550)	(570)	-	-	(550)	(570)
Depreciation and Amortization Expense	(235)	(235)	(85)	(85)	(60)	(60)	(380)	(380)	(10)	(10)	(390)	(390)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Operating Income (Loss)	$250	$280	$(215)	$(200)	$(80)	$(65)	$(45)	$15	$(185)	$(185)	$(230)	$(170)

	Total
Net Loss	$(520)	$(480)
Add Back:
Income Tax Benefit	(75)	(55)
Interest Expense	390	390
Depreciation and Amortization Expense	390	390
EBITDA	$185	$245
Plus / (Less):
Impairments	440	440
Sandy Creek Mark-to-Market Gains	(10)	(10)
EBITDA from discontinued operations	-	-
Mark-to-Market Losses	65	65
Adjusted EBITDA	$680	$740

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 7, 2009 for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN		OTHER		Total
Cash Flow From Operations	$695	$755	$(585)	$(585)	$110	$170
Legal and Regulatory Payments	10	10	-	-	10	10
Payment for JV Dissolution	-	-	20	20	20	20
Adjusted Cash Flow From Operations	705	765	(565)	(565)	140	200
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow	$215	$275	$(575)	$(575)	$(360)	$(300)

- more -